UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 13, 2017
FORTINET, INC.
(Exact name of registrant as specified in its charter)

State of Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
899 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Fortinet, Inc. (the “Company”) filed a Current Report on Form 8-K on May 30, 2017 (as subsequently amended on May 31, 2017) disclosing that, on May 24, 2017, the Board of Directors (the “Board”) of the Company appointed Peter D. Cohen to join the Board as a Class I director whose term will expire at the Company’s 2019 annual meeting of stockholders, with such increase and appointment being effective as of July 14, 2017.
For clarity, the Board increased the size of the Board to eight from seven, not to nine, and it currently stands at eight.
At the time of Mr. Cohen’s appointment, the Board had not yet determined on which of the Board’s standing committees Mr. Cohen would serve.
On October 13, 2017, the Board appointed Mr. Cohen to the Human Resources Committee of the Board (formerly the Compensation Committee) and the Governance Committee of the Board (formerly the Nominating and Corporate Governance Committee), in each case, effective immediately as of the same date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTINET, INC.

	By:	/s/ JOHN WHITTLE
John Whittle
Vice President and General Counsel

Date: October 19, 2017